PROMISSORY NOTE ("NOTE") - 10% SIMPLE INTEREST

$2,039.48	12/12/2019

For VALUE RECEIVED, Pine Hills, Inc. ("Borrower'') promises to pay to BST Partners ("Lender'') the principal sum of $2,039.48 with accrued simple interest at the rate of 10% percent per annum on the balance. The said principal and accrued interest shall be payable in lawful money of the United States of America on December 12, 2020. This Note may be prepaid in whole or in part at any time without premium or penalty. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note. All terms and conditions of this Note shall be interpreted under the laws of the state of California and venue shall be the state of California.

Pine Hills, Inc. - Borrower

/s/Heather Cassady

Chief Executive Officer

Accepted By:

BST Partners Lender

/s/David R. Koos

David R. Koos Chairman & CEO